UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2016

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2016, The Neiman Marcus Group LLC, a wholly-owned subsidiary of the registrant (“NMG”), and Neiman Marcus Group, Inc., the registrant’s parent (“Parent”), entered into a consulting agreement (the “Consulting Agreement”) with Michael Fung, pursuant to which Mr. Fung will serve as Interim Executive Vice President, Chief Financial Officer and Chief Operating Officer for an initial term of 180 days, with automatic 30 day extensions.  The term of the consulting agreement will end if either party gives notice of non-extension or 30 days after the Company hires a permanent Chief Financial Officer.  Mr. Fung will be entitled to receive a monthly consulting fee of $60,000 per month during the term of the consulting agreement.  In addition, Mr. Fung is eligible to receive a fee premium, payable after the end of the consulting arrangement, in a target amount of $60,000.  The fee premium is payable for achieving certain benchmarks determined by the board of directors of Parent or a committee thereof.  If Mr. Fung’s consulting services are terminated by the Company for any reason other than for cause (as defined in the consulting agreement), death or disability (as defined in the consulting agreement) or by Mr. Fung due to material breach of the consulting agreement by NMG or Parent, Mr. Fung will receive the monthly consulting fees for the remainder of the initial 180-day term and any earned fee premium.

Following his start date, subject to approval of the Compensation Committee of Parent’s board of directors, Mr. Fung will receive an award of time-vested non-qualified stock options and performance-vested non-qualified stock options to purchase a total of 786 shares of Class A common stock and Class B common stock of Parent (together, a “Common Stock Unit”) pursuant to Parent’s Management Equity Incentive Plan, with an exercise price equal to or greater than the fair market value of a Common Stock Unit on the date of grant.  Additionally, Mr. Fung is entitled to reimbursement of his reasonable out-of-pocket expenses in connection with his temporary residence in Dallas, Texas, including round trip airfare for Mr. Fung to Dallas and rental of a furnished apartment (up to a maximum of $5,000 per month) and an automobile (up to a maximum of $1,500 per month).

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On November 25, 2016, the registrant issued a press release announcing Mr. Fung’s appointment as Interim Chief Financial Officer and Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description
10.1	Consulting Agreement, dated November 25, 2016, by and among The Neiman Marcus Group LLC, Neiman Marcus Group, Inc. and Michael Fung.
99.1	Press release issued November 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: November 25, 2016	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement, dated November 25, 2016, by and among The Neiman Marcus Group LLC, Neiman Marcus Group, Inc. and Michael Fung.
99.1	Press release issued November 25, 2016.